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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) -- AUGUST 13, 1997

                        FLORIDA PANTHERS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              FLORIDA                          1-13173                        65-0676005
  (State or Other Jurisdiction of            (Commission                     (IRS Employer
  Incorporation or Organization)            File Number)                  Identification No.)

            450 EAST LAS OLAS BOULEVARD,
              FORT LAUDERDALE, FLORIDA                                         33301
      (Address of Principal Executive Offices)                              (Zip Code)

                                 (954) 712-1300
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 8, 1997, Florida Panthers Holdings, Inc. (the "Company") entered into a merger agreement (the "Merger Agreement") with Gary V. Chensoff and ResortHill, Inc., an Illinois corporation ("ResortHill"), relating to the proposed acquisition by the Company of ownership interests in The Registry Hotel at Pelican Bay ("Registry Resort"). Mr. Chensoff was the sole shareholder of ResortHill, a limited partner of LeHill Partners, L.P. ("LeHill") and the general partner of Pelican Hill Associates, L.P., which is the general partner of LeHill. The transaction contemplated by the Merger Agreement was consummated on August 13, 1997.

     Registry Resort, structured as a nonresidential hotel condominium, is located in Naples, Florida, and encompasses 15 acres of land fronting on the Gulf of Mexico. The resort includes 474 luxury guest rooms, a conference center, recreational areas, restaurant and retail outlets, a 15 court tennis facility and a nature reserve boardwalk, as well as water sports and beach amenities. The Company intends to continue to use Registry Resort for hospitality and lodging purposes, primarily serving business travelers, pleasure travelers and meeting groups.

     Pursuant to the Merger Agreement, the Company acquired interests constituting approximately 68% of Registry Resort (323 of the 474 luxury guest rooms) in exchange for approximately $75.5 million in cash, together with 918,174 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and warrants to purchase 325,000 shares of the Class A Common Stock. The value of the aggregate consideration paid in connection with the Company's acquisition of a 68% interest in Registry Resort was approximately $92.3 million. This value is based on the average share price on the New York Stock Exchange for five days before and five days after the execution of the Merger Agreement (or $23.15), reduced by a discount which was based on factors including the restricted nature of the stock issued resulting from "lock up" clauses restricting sales over a two year period and the size of the block of shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired

LeHill Partners L.P.

Report of Independent Certified Public Accountant...........    4
Balance Sheet as of December 31, 1996.......................    5
Statement of Operations for the Year Ended December 31,
  1996......................................................    6
Statement of Changes in Partners' Capital for the Year Ended
  December 31, 1996.........................................    7
Statement of Cash Flows for the Year Ended December 31,
  1996......................................................    8
Notes to Financial Statements...............................    9

LeHill Partners L.P. -- Unaudited Interim Financial
  Statements

Balance Sheet as of June 30, 1997...........................   12
Statements of Operations for the Six Months Ended June 30,
  1997 and 1996.............................................   13
Statements of Cash Flows for the Six Months Ended June 30,
  1997 and 1996.............................................   14
Notes to Financial Statements...............................   15

          (b) Unaudited Pro Forma Consolidated Financial Statements

Introduction to Unaudited Pro Forma Consolidated Financial
  Statements................................................   16
Unaudited Pro Forma Consolidated Balance Sheet as of
June 30, 1997...............................................   18
Unaudited Pro Forma Consolidated Statement of Operations for
  the Year Ended June 30, 1997..............................   19
Notes to Unaudited Pro Forma Consolidated Financial
  Statements................................................   20

          (c)  Exhibits

        EXHIBIT NO.                              DESCRIPTION
        -----------                              -----------
            2.1               Merger Agreement, dated July 8, 1997, by and
                              among the Company, FPH/RHI Merger Corp. Inc.,
                              ResortHill, Inc. and Gary V. Chensoff
                              (incorporated by reference to the Company's
                              Registration Statement on Form
                              S-1 -- Registration No. 333-30925)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Partners of
  LeHill Partners L.P.:

     We have audited the accompanying consolidated balance sheet of LeHill Partners L.P. and consolidated entities (a Delaware limited partnership) as of December 31, 1996, and the related consolidated statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LeHill Partners L.P. and consolidated entities as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  September 11, 1997.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 8,819
  Deposit held in escrow with closing agent.................      142
  Restricted investments....................................    3,600
  Accounts receivable, net of allowance for doubtful
     accounts of $179.......................................    1,603
  Inventories...............................................      710
  Mortgage notes receivable, current portion................    1,683
  Prepaid expenses and other assets.........................      932
                                                              -------
     Total current assets...................................   17,489

PROPERTY AND EQUIPMENT, AT COST:
  Land......................................................      986
  Building and improvements.................................    6,885
  Furniture and equipment...................................    3,134
                                                              -------
                                                               11,005
  Less accumulated depreciation.............................    1,094
                                                              -------
     Property and equipment, net............................    9,911

MORTGAGE NOTES RECEIVABLE, NONCURRENT PORTION...............    2,054
CASH AND CASH EQUIVALENTS RESTRICTED FOR FUTURE MAJOR
  REPAIRS AND REPLACEMENTS..................................    2,354
INVESTMENTS RESTRICTED FOR FUTURE MAJOR REPAIRS AND
  REPLACEMENTS..............................................    1,026
                                                              -------
          Total assets......................................  $32,834
                                                              =======

             LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $ 1,909
  Accrued payroll expenses..................................      757
  Accrued property tax expenses.............................      368
  Deferred revenue..........................................    2,173
  Due to unit owners........................................      151
  Due to former AUO manager.................................      640
                                                              -------
          Total current liabilities.........................    5,998

MINORITY INTEREST IN CONSOLIDATED ENTITIES..................    5,005
PARTNERS' CAPITAL...........................................   21,831
                                                              -------
          Total liabilities and partners' capital...........  $32,834
                                                              =======

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Resort operations
     Rooms..................................................  $ 19,394
     Food and beverage......................................    13,684
     Other departments......................................     3,844
     Other income...........................................       784
                                                              --------
          Total resort operations...........................    37,706
  Interest income...........................................     1,102
  Excess of proceeds received over basis of mortgages.......     1,033
  Excess distribution proceeds received.....................     1,152
  Other.....................................................        61
                                                              --------
          Total revenue.....................................    41,054
                                                              --------
EXPENSES:
  Resort operations
     Cost of sales..........................................     4,624
     Payroll and related expenses...........................     8,096
     Property operations and maintenance....................     2,159
     Other operating and administrative expenses............     8,809
     Management fees........................................     1,410
     Marketing..............................................     2,908
     Depreciation and amortization..........................       912
     Real estate taxes......................................       352
                                                              --------
          Total resort operations...........................    29,270
  Other expenses............................................       100
                                                              --------
          Total expenses....................................    29,370
                                                              --------
INCOME BEFORE MINORITY INTEREST.............................    11,684
MINORITY INTEREST IN OPERATIONS OF CONSOLIDATED ENTITIES....    (4,679)
                                                              --------
NET INCOME..................................................  $  7,005
PRO FORMA ADJUSTMENT TO REFLECT INCOME TAXES................    (2,702)
                                                              --------
PRO FORMA NET INCOME........................................  $  4,303
                                                              ========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

PARTNERS' CAPITAL, January 1, 1996..........................    $28,648
  Distributions.............................................    (13,822)
  Net income................................................      7,005
                                                                -------
PARTNERS' CAPITAL, December 31, 1996........................    $21,831
                                                                =======

The accompanying notes to consolidated financial statements are an integral part of this statement.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income from operations................................    $ 7,005
  Adjustments to reconcile net income to net cash provided
    by operating activities:
     Depreciation and amortization..........................        912
     Provision for doubtful accounts........................         19
     Minority interest in operations of consolidated
      entities..............................................      4,679
     Change in assets and liabilities:
       Accounts receivable..................................      1,600
       Inventories..........................................        (43)
       Prepaid expenses and other assets....................        822
       Accounts payable and accrued expenses................        417
       Deferred revenue.....................................        377
                                                                -------
          Net cash provided by operating activities.........     15,788
                                                                -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Deposit held in escrow with closing agent.................       (142)
  Acquisition of mortgage notes receivable..................       (690)
  Repayment of mortgage notes receivable....................      2,977
  Additions to property and equipment.......................     (3,204)
  Increase in cash restricted for future major repairs and
     maintenance............................................     (2,287)
  Sale of restricted marketable securities..................      2,401
  Purchase of marketable securities.........................     (3,202)
  Decrease in other assets..................................         19
                                                                -------
          Net cash used in investing activities.............     (4,128)
                                                                -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to partners.................................    (13,822)
  Decrease in due to unit owners............................     (1,882)
  Distributions to minority partners........................     (2,084)
  Payments made on behalf of minority partners..............       (983)
                                                                -------
          Net cash used in financing activities.............    (18,771)
                                                                -------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (7,111)
CASH AND CASH EQUIVALENTS, beginning of year................     15,930
                                                                -------
CASH AND CASH EQUIVALENTS, end of year......................    $ 8,819
                                                                -------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest...............................................    $    30
                                                                =======
     Income taxes...........................................    $    77
                                                                =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Debt reclassified to deferred revenue.....................    $   483
                                                                =======
  Acquisition of units of hotel and reduction of mortgage
     notes receivable through foreclosures and deeds in lieu
     of foreclosure.........................................    $ 6,504
                                                                =======

The accompanying notes to consolidated financial statements are an integral part of this statement.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. BACKGROUND OF THE PARTNERSHIP AND OPERATIONS:

     The accompanying consolidated financial statements of LeHill Partners L.P. (the "Partnership") consist of the accounts of the Partnership and the combined financial statements of the accounts maintained by the Registry Hotel Corporation for the individual unit owners of the Registry Hotel at Pelican Bay ("Registry Resort") and the Association of Unit Owners of the Registry Hotel at Pelican Bay, Inc. ("AUO"). The Partnership owned a 60% interest in the AUO as of December 31, 1996. All material intercompany transactions and balances have been eliminated in consolidation.

     The Partnership was formed on February 22, 1995 by Pelican Hill Associates, L.P. ("Pelican Hill"), the sole general partner, ResortHill, Inc. ("RHI"), LW-LP, Inc. ("LW-LP") and Blakely Capital Inc. ("Blakely") to acquire 100% of the participation interests in approximately 319 first mortgages collateralized by the property and 18 condominium units in the 474-unit Registry Resort located in Naples, Florida. The Partnership owned 283 of the condominium units and held 60 first mortgages at December 31, 1996. The Partnership Agreement, as amended, provides for income allocations, additional capital contributions, and distributions among the partners.

     The Partnership is a member of the AUO, a nonresidential hotel condominium association, and has entered into an Agency Agreement under which the revenue of Registry Resort and the commercial units are pooled and allocated to the investors after deducting operating expenses and management fees.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Basis of Accounting

     The accompanying financial statements include the accounts of the Partnership prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

(b)  Cash and Cash Equivalents

     For the purpose of these statements, the Partnership's policy is to consider all highly liquid instruments with original maturities of three months or less to be cash equivalents.

(c)  Inventories

     Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of food, beverage and operating supplies.

(d)  Depreciation

     Depreciation is generally computed using the straight-line method over the estimated economic lives of five years for personal property, and principally 40 years for buildings and improvements.

(e)  Property and Equipment

     Property and equipment are carried at cost. Repairs and maintenance costs are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated economic lives.

(f)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                               DECEMBER 31, 1996

liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(g) Investments and Cash and Cash Equivalents Restricted For Future Major Repairs and Replacement

     Pursuant to the AUO's governing documents, funds are required to be reserved for future major repairs and replacements. Reserved funds are to be held in separate accounts and are unable to be used for expenditures for normal operations.

(h)  Fair Value of Financial Instruments

     The carrying amount of cash and cash equivalents, investments, receivables, other assets, accounts payable and accrued expenses and deferred revenue approximates fair value because of the short maturity of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. The assumptions used have a significant effect on the estimated amounts reported.

3. INCOME TAXES

     No provision for income taxes has been made in the accompanying consolidated financial statements as the liability for such taxes is that of the partners of the Partnership and the unit owners of Registry Resort. Since the AUO is a nonresidential hotel condominium association, nonexempt and investment income are subject to tax at normal corporate rates. The accompanying consolidated statement of operations includes pro forma adjustments to reflect the income tax provision which would be incurred if the partnership were a taxable corporation.

4. MORTGAGE NOTES RECEIVABLE

     On February 24, 1995, the Partnership acquired a majority participation interest in 319 mortgage loans collateralized by Registy Resort of which 87.56% and 12.44% of their interests were acquired from the Resolution Trust Corporation and affiliates, respectively. The promissory notes acquired by the Partnership, which had an aggregate outstanding balance of principal and accrued interest at closing of $56.5 million were purchased by the Partnership for $27.3 million. These notes receivable represent recourse first mortgage loans requiring monthly payments of principal and interest with varying maturities of 30 years from dates of original execution. The interest rate is adjusted every five years based on the average yield of United States Treasury Securities, five-year maturities, plus 3%. The balance of the Partnership's net mortgage notes receivable at December 31, 1996 is as follows (in 000's):

Current principal balance plus unamortized accrued interest
  at date of acquisition....................................  $ 9,597
Difference between principal and accrued interest at date of
  acquisition and acquisition price.........................   (5,860)
                                                              -------
Total mortgage notes receivable.............................    3,737
Less current portion........................................   (1,683)
                                                              -------
Long-term portion of mortgage notes receivable..............  $ 2,054
                                                              =======

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                               DECEMBER 31, 1996

     Payments of interest and principal related to mortgage notes receivable totalled $1.0 million during the year ended December 31, 1996.

5. RELATED PARTY TRANSACTIONS

     Pursuant to the terms of the partnership agreement, an asset management fee of $120,000 for the year ended December 31, 1996 was paid to RHI, as a co-general partner of Pelican Hill.

6. MANAGEMENT AGREEMENTS

     Registy Resort is operated under a management agreement between Property Directions, Inc., AUO's manager, and the Registry Hotel Corporation, as operator. The agreement provides for a basic management fee equal to 2.5% of the "Basic Fee Base" (as defined) and an incentive fee of 20% of the "Incentive Fee Base" (as defined).

     During 1996, the AUO incurred the following management fees (in 000's):

Basic management fees.......................................   $  929
Incentive fee...............................................      237
AUO manager fees............................................      124
                                                               ------
                                                               $1,290
                                                               ======

     The agreement provides a separate fee of up to 1% of guest-room revenue for actual expenses incurred related to advertising of Registry Resort ("license fee"). The license fee totaled approximately $194,000 for the year ended December 31, 1996 and is included in management fees in the accompanying consolidated statement of operations.

7. EXCESS DISTRIBUTION PROCEEDS RECEIVED

     Prior to 1996, the Company had a right to certain funds held in escrow for unit owners which were derived from the operations of Registry Resort. These funds were released in 1996 and are recorded as excess distribution proceeds received in the accompanying consolidated statement of operations.

8. SUBSEQUENT EVENTS

     On May 19, 1997, the sole shareholder of RHI, (a co-general partner of Pelican Hill), agreed to purchase the entire interests of LW-LP and certain of the other partners of Pelican Hill for a purchase price of approximately $72 million subject to an adjustment to reflect changes in the closing date, the capital contributions needed to close current condominium purchases, or a change in the current number of condominium units under contract for sale to Florida Panthers Holdings, Inc.

     Pursuant to the Merger Agreement consummated on August 13, 1997, Florida Panthers Holdings, Inc. acquired interests constituting approximately 68% of Registry Resort in exchange for approximately $75.5 million in cash, together with 918,174 shares and warrants to purchase 325,000 shares of the Company's Class A Common Stock.

                LEHILL PARTNERS, L.P. AND CONSOLIDATED ENTITIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 8,491
  Restricted investments....................................    2,942
  Accounts receivable, net..................................    2,596
  Inventories...............................................      678
  Mortgage notes receivable, current portion................      301
  Prepaid expenses and other assets.........................    1,334
                                                              -------
          Total current assets..............................   16,342
PROPERTY AND EQUIPMENT, NET.................................   12,921
MORTGAGE NOTES RECEIVABLE, NONCURRENT PORTION...............    2,329
CASH AND INVESTMENTS RESTRICTED FOR FUTURE REPAIRS AND
  REPLACEMENTS..............................................    3,523
                                                              -------
          Total assets......................................  $35,115
                                                              =======
LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $ 3,331
  Deferred revenue..........................................      980
  Other current liabilities.................................       25
                                                              -------
          Total current liabilities.........................    4,336
MINORITY INTEREST IN CONSOLIDATED ENTITIES..................    4,637
PARTNERS' CAPITAL...........................................   26,142
                                                              -------
          Total liabilities and partners' capital...........  $35,115
                                                              =======

        The accompanying notes are an integral part of these statements.

                LEHILL PARTNERS, L.P. AND CONSOLIDATED ENTITIES

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                           SIX MONTHS ENDED JUNE 30,
                                 (IN THOUSANDS)

                                                               1997      1996
                                                              -------   -------
REVENUE.....................................................  $26,659   $23,758

OPERATING EXPENSES:
  Cost of leisure and recreation services...................    9,621     8,883
  Selling, general and administrative.......................    7,562     7,085
  Amortization and depreciation.............................      520       397
                                                              -------   -------
          Total operating expenses..........................   17,703    16,365
                                                              -------   -------
OPERATING INCOME............................................    8,956     7,393
INTEREST AND OTHER INCOME...................................      426     2,666
MINORITY INTEREST IN OPERATIONS OF CONSOLIDATED ENTITIES....   (3,860)   (4,450)
                                                              -------   -------
NET INCOME..................................................  $ 5,522   $ 5,609
PRO FORMA ADJUSTMENT TO REFLECT INCOME TAXES................    2,130     2,164
                                                              -------   -------
PRO FORMA NET INCOME........................................  $ 3,392   $ 3,445
                                                              =======   =======

        The accompanying notes are an integral part of these statements.

                LEHILL PARTNERS, L.P. AND CONSOLIDATED ENTITIES

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                           SIX MONTHS ENDED JUNE 30,
                                 (IN THOUSANDS)

                                                               1997       1996
                                                              -------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 5,522   $  5,609
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Minority interest......................................    3,860      4,450
     Amortization and depreciation..........................      520        397
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (993)       770
     Inventories............................................       32        (29)
     Other assets...........................................     (402)       463
     Accounts payable and accrued expenses..................      298        495
     Deferred revenue and other liabilities.................   (1,344)    (3,280)
                                                              -------   --------
          Net cash provided by operating activities.........    7,493      8,875
                                                              -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease (increase) in cash restricted for future repairs
     and maintenance........................................      656     (3,422)
  Acquisition of mortgage notes receivable..................       --       (690)
  Principal received on mortgage notes receivable...........    1,107      2,762
  Additions to property and equipment.......................   (3,530)    (1,804)
                                                              -------   --------
          Net cash used in investing activities.............   (1,767)    (3,154)
                                                              -------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to partners and minority partners...........   (6,079)   (12,871)
  Borrowings under notes payable............................       25        400
                                                              -------   --------
          Net cash used in financing activities.............   (6,054)   (12,471)
                                                              -------   --------
          Decrease in cash and cash equivalents.............     (328)    (6,750)
CASH AND CASH EQUIVALENTS, at beginning of period...........    8,819     15,930
                                                              -------   --------
CASH AND CASH EQUIVALENTS, at end of period.................  $ 8,491   $  9,180
                                                              =======   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.............................................  $    --   $     15
                                                              =======   ========
  Income taxes paid.........................................  $    --   $     38
                                                              =======   ========
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING ACTIVITIES:
  Acquisition of units of hotel and reduction of mortgage
     notes receivable through foreclosures and deeds in lieu
     of foreclosure.........................................  $ 1,021   $  4,577
                                                              =======   ========

        The accompanying notes are an integral part of these statements.

                LEHILL PARTNERS, L.P. AND CONSOLIDATED ENTITIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements of LeHill Partners, L.P. and consolidated entities as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information related to the Company's organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted. The financial information furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the six-month period ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year primarily due to seasonal variations.

2. INCOME TAXES

     No provision for income taxes has been made in the accompanying consolidated financial statements as the liability for such taxes is that of the partners and unit owners of the hotel. The accompanying consolidated statements of operations include pro forma adjustments to reflect the income tax provision which would be incurred if the partnership were a taxable corporation.

                        FLORIDA PANTHERS HOLDINGS, INC.

                INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

     Florida Panthers Holdings, Inc. (the "Company") is a holding company with subsidiaries currently operating in two business segments: (1) leisure and recreation and (ii) entertainment and sports. The leisure and recreation business consists of four high-end destination luxury resort operations: the Boca Raton Resort and Club (the "Boca Resort"), the Registry Resort at Pelican Bay ("Registry Resort"), the Hyatt Regency Pier 66 Hotel and Marina ("Pier 66" or "2301 Ltd.") and the Radisson Bahia Mar Resort and Yachting Center ("Bahia Mar" or "Rahn Ltd.") (collectively, the "Resort Facilities"). The Company's entertainment and sports business consists of ownership and operation of the Florida Panthers, a professional hockey team which has been a member of the National Hockey League ("NHL") since 1993, arena development and management operations and ice skating rink operations.

SEASONALITY

     The Resort Facilities are located in Florida and have historically experienced higher revenues and operating income during the first and fourth quarters of each calendar year due to increased rates of occupancy and room rental rates during the winter months. The NHL regular season begins during the fall and ends in late spring. As a result, the Company realizes a majority of its hockey revenue and related expenses during such period.

GENERAL

     The unaudited pro forma consolidated balance sheet as of June 30, 1997 and the unaudited pro forma statement of operations for the year then ended, reflect adjustments to Florida Panthers Holdings, Inc. and Registry Resort historical financial position and results of operations to give effect to the transactions discussed below as if such transactions had been consummated at June 30, 1997, or at the beginning of the period presented.

THE INITIAL OFFERINGS

     The unaudited pro forma statement of operations reflects the Company's initial public offering and concurrent offering directly to certain investors (the "Initial Offerings"), which was effective November 13, 1996 and the application of the net proceeds therefrom, as if these offerings had occurred at the beginning of the period presented.

PRIVATE PLACEMENT TRANSACTION

     In January 1997, the Company issued and sold 2,460,000 shares of unregistered, but otherwise unrestricted, Class A Common Stock in a private placement at a price of $27.75 per share (the "Private Placement"). The Private Placement resulted in net proceeds to the Company of $65.6 million after deducting placement agency fees and other expenses. The application of the net proceeds of the Private Placement has been reflected in the unaudited pro forma consolidated statement of operations as if it had occurred at the beginning of the period presented.

SUBSEQUENT OFFERING

     In August 1997, the Company issued and sold 6,000,000 shares of Class A Common Stock at a price of $19.25 per share (the "Subsequent Offering") resulting in net proceeds to the Company of $108.8 million after deducting placement agency fees and other expenses. The application of the net proceeds of the Subsequent Offering has been reflected in the unaudited pro forma consolidated statement of operations as if it had occurred at the beginning of the period presented.

                        FLORIDA PANTHERS HOLDINGS, INC.

                INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

BUSINESS COMBINATIONS

     Prior to the completion of the Initial Offerings, all of the partnership interests of the Decoma Entities, which share in the operation of the Miami Arena where the Panthers currently play, were acquired by the Company, from the Company's Chairman, in exchange for a total of 870,968 shares of its Class A Common Stock. As this transaction was among entities under common control, it was accounted for on a historical cost basis in a manner similar to a pooling of interests as of August 6, 1994, the date of their acquisition by the Company's Chairman.

     Businesses acquired through June 30, 1997 are accounted for under the purchase method of accounting and are included in the historical financial statements from the date of acquisition and are discussed below. These acquisitions have been reflected in the unaudited pro forma statement of operations as if they occurred as the beginning of the period presented:

     In June 1997, the Company acquired substantially all of the net assets of the Boca Resort in exchange for 272,303 shares of Class A Common Stock, rights to acquire approximately 4,242,586 shares of Class A Common Stock and warrants to purchase 869,810 shares of Class A Common Stock.

     In May 1997, the Company acquired the rights to operate the Gold Coast Ice Arena in exchange for 34,760 shares of Class A Common Stock. Gold Coast is the current practice home of the Florida Panthers Hockey Club and provides open skating, ice hockey leagues and other programs to the public.

     In March 1997, the Company acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Bahia Mar in exchange for 3,950,000 shares of Class A Common Stock.

     In March 1997, the Company acquired all ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Pier 66 in exchange for 4,450,000 shares of Class A Common Stock.

     In January 1997, the Company acquired certain assets relating to the business of a twin-pad ice facility ("Incredible Ice") in exchange for $1.0 million in cash, 212,766 shares of the Company's Class A Common Stock and the assumption by the Company of a maximum of approximately $8.1 million in construction-related obligations, of which approximately $6.7 million was repaid upon consummation of the acquisition.

RECENTLY ACQUIRED BUSINESS

     In August 1997, the Company acquired interests constituting approximately 68% of the Registry Resort in exchange for approximately $75.5 million in cash, together with 918,174 shares and warrants to purchase 325,000 shares of the Company's Class A Common Stock.

                        FLORIDA PANTHERS HOLDINGS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                          BUSINESS SUBSEQUENTLY
                                                                                ACQUIRED
                                                                      -----------------------------   SUBSEQUENT
                                                   FLORIDA PANTHERS      REGISTRY       ACQUISITION    OFFERING        PRO FORMA
                                                    HOLDINGS, INC.        RESORT        ADJUSTMENTS   ADJUSTMENTS     AS ADJUSTED
                                                   ----------------   ---------------   -----------   -----------     -----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents......................     $  13,709           $ 8,491        $(75,508)(b)  $ 108,821(e)     $  20,513
                                                                                                         (35,000)(e)
  Restricted cash................................        30,110             2,942              --             --           33,052
  Accounts receivable............................        13,087             2,596              --             --           15,683
  Inventories....................................         5,763               678              --             --            6,441
  Current portion of Premier Club notes
    receivable...................................         3,778                --              --             --            3,778
  Current portion of mortgage notes receivable...            --               301              --             --              301
  Other current assets...........................         4,143             1,334              --             --            5,477
                                                      ---------           -------        --------      ---------        ---------
        Total current assets.....................        70,590            16,342         (75,508)        73,821           85,245
PROPERTY AND EQUIPMENT, NET......................       475,391            12,921          73,578(a)          --          561,890
PREMIER CLUB NOTES RECEIVABLE, NET OF CURRENT
  PORTION........................................         8,240                --              --             --            8,240
MORTGAGE NOTES RECEIVABLE, NET OF CURRENT
  PORTION........................................            --             2,329              --             --            2,329
INTANGIBLE ASSETS, NET...........................        40,987                --              --             --           40,987
OTHER ASSETS.....................................         5,184             3,523              --             --            8,707
                                                      ---------           -------        --------      ---------        ---------
        Total assets.............................     $ 600,392           $35,115        $ (1,930)     $  73,821        $ 707,398
                                                      =========           =======        ========      =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses..........     $  34,590           $ 3,331        $  7,425(c)   $      --        $  45,346
  Deferred revenue...............................        10,015               980              --             --           10,995
  Other current liabilities......................         3,631                25              --             --            3,656
                                                      ---------           -------        --------      ---------        ---------
        Total current liabilities................        48,236             4,336           7,425             --           59,997
LONG-TERM DEBT...................................       186,056                --              --        (35,000)(e)      151,056
PREMIER CLUB MEMBERSHIP FEES.....................        63,499                --              --             --           63,499
OTHER NON-CURRENT OBLIGATIONS....................         1,448                --              --             --            1,448
MINORITY INTEREST IN CONSOLIDATED ENTITIES.......            --             4,637              --             --            4,637
SHAREHOLDERS' EQUITY:
  Class A common stock...........................           279                --               9(d)          60(e)           348
  Class B common stock...........................             3                --              --             --                3
  Contributed capital............................       304,095            26,142          (9,364)(d)    108,761(e)       429,634
  Accumulated deficit............................        (3,224)               --              --             --           (3,224)
                                                      ---------           -------        --------      ---------        ---------
        Total shareholders' equity...............       301,153            26,142          (9,355)       108,821          426,761
                                                      ---------           -------        --------      ---------        ---------
        Total liabilities and shareholders'
          equity.................................     $ 600,392           $35,115        $ (1,930)     $  73,821        $ 707,398
                                                      =========           =======        ========      =========        =========

         The accompanying notes are an integral part of this statement.

                        FLORIDA PANTHERS HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                        PRO
                                                                                                                       FORMA
                                                                                                                        AS
                                      FLORIDA                    BUSINESSES ACQUIRED                                 ADJUSTED
                                      PANTHERS      ---------------------------------------------                     FOR THE
                                     HOLDINGS,        2301        RAHN      INCREDIBLE     BOCA     ACQUISITION     BUSINESSES
                                        INC.          LTD.        LTD.         ICE        RESORT    ADJUSTMENTS      ACQUIRED
                                     ---------        ----        ----      ----------    ------    -----------     ----------
REVENUE:
  Leisure and recreation.........     $ 17,567       $18,511     $11,578      $   --     $116,194     $    --        $163,850
  Entertainment and sports.......       36,695            --          --         356           --          --          37,051
                                      --------       -------     -------      ------     --------     -------        --------
    Total revenue................       54,262        18,511      11,578         356      116,194          --         200,901
OPERATING EXPENSES:
  Cost of leisure and recreation
    services.....................        6,658         7,679       3,915          --       56,522          --          74,774
  Cost of entertainment and
    sports services..............       35,135            --          --          --           --          --          35,135
  Selling, general and
    administrative...............       15,150         5,513       3,658       1,175       34,171       1,466 (f)      59,207
                                                                                                       (1,926)(g)
  Amortization and
    depreciation.................        5,698         1,155       1,348          36        6,145       3,372 (h)      17,754
                                      --------       -------     -------      ------     --------     -------        --------
    Total operating expenses.....       62,641        14,347       8,921       1,211       96,838       2,912         186,870
                                      --------       -------     -------      ------     --------     -------        --------
OPERATING INCOME (LOSS)..........       (8,379)        4,164       2,657        (855)      19,356      (2,912)         14,031
INTEREST AND OTHER INCOME........        1,923            --          --          --          500          --           2,423
INTEREST EXPENSE AND MINORITY
  INTEREST.......................       (3,804)       (1,487)       (816)         --      (18,225)      3,546 (i)     (20,786)
                                      --------       -------     -------      ------     --------     -------        --------
NET INCOME (LOSS)................     $(10,260)      $ 2,677     $ 1,841      $ (855)    $  1,631     $   634        $ (4,332)
                                      ========       =======     =======      ======     ========     =======        ========
PRIMARY AND FULLY DILUTED INCOME
  (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE...............     $  (0.74)                                                                      $  (0.16)
                                      ========                                                                       ========
                                                                                                                        (j)
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES.......       13,829                                                                         26,981
                                      ========                                                                       ========
                                                                                                                        (j)


                                          BUSINESS
                                        SUBSEQUENTLY
                                          ACQUIRED                                PRO
                                   ----------------------     SUBSEQUENT         FORMA
                                   REGISTRY   ACQUISITION      OFFERING           AS
                                    RESORT    ADJUSTMENTS     ADJUSTMENTS      ADJUSTED
                                   --------   -----------     -----------      --------
REVENUE:
  Leisure and recreation.........  $40,607      $    --         $   --         $204,457
  Entertainment and sports.......       --           --             --           37,051
                                   -------      -------         ------         --------
    Total revenue................   40,607           --             --          241,508
OPERATING EXPENSES:
  Cost of leisure and recreation
    services.....................   16,683           --             --           91,457
  Cost of entertainment and
    sports services..............       --           --             --           35,135
  Selling, general and
    administrative...............   12,769          406(f)          --           72,382

  Amortization and
    depreciation.................    1,035          834(h)          --           19,623
                                   -------      -------         ------         --------
    Total operating expenses.....   30,487        1,240             --          218,597
                                   -------      -------         ------         --------
OPERATING INCOME (LOSS)..........   10,120       (1,240)            --           22,911
INTEREST AND OTHER INCOME........    1,108           --             --            3,531
INTEREST EXPENSE AND MINORITY
  INTEREST.......................   (4,310)          --          2,520 (i)      (22,576)
                                   -------      -------         ------         --------
NET INCOME (LOSS)................  $ 6,918      $(1,240)        $2,520         $  3,866 (k)
                                   =======      =======         ======         ========
PRIMARY AND FULLY DILUTED INCOME
  (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE...............                                              $   0.11
                                                                               ========
                                                                                  (j)
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES.......                                                34,399
                                                                               ========
                                                                                  (j)

         The accompanying notes are in integral part of this statement.

                        FLORIDA PANTHERS HOLDINGS, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) Represents the step-up in cost basis of property and equipment acquired. The excess of purchase price over historical costs is allocated based upon the following relative fair values (in 000's):

                                                                             AS
                                                  HISTORICAL   STEP-UP    ADJUSTED
                                                  ----------   -------   -----------
Land............................................   $ 1,351     $25,752     $27,103
Building........................................     8,858      47,826      56,684
Furniture and equipment.........................     2,712          --       2,712
                                                   -------     -------     -------
                                                   $12,921     $73,578     $86,499
                                                   =======     =======     =======

     The fair values of property and equipment were determined by the Company's management in consultation with representatives of the prior property owners. Factors considered in the allocation include trends in the hospitality industry and local real estate market, estimated replacement value of the property and the present value of the expected cash flows from operating the resort discounted at a market rate. Although such allocation is preliminary, management believes that no material adjustments will be required.

(b) Represents cash consideration paid in connection with the acquisition of Registry Resort.

(c) Represents the accrual of acquisition-related costs for legal and accounting services as well as the estimated cost to terminate the existing external management company contract. The Company expects to perform such services through internal human resources and technology.

(d) Represents the issuance of 918,174 shares and warrants to purchase 325,000 shares of the Company's Class A Common Stock, par value $.01, in exchange for assets of Registry Resort. The value of the 918,174 shares of the Company's Class A Common Stock is based on the average share price on the New York Stock Exchange for five days before and five days after execution of the Merger Agreement (or $23.15) reduced by a discount which was based on factors including the restricted nature of the stock issued resulting from "lock up" clauses restricting sales over a two-year period and the size of the block of shares.

(e) Represents net proceeds from the issuance of 6,000,000 shares at $19.25 per share of the Company's Class A Common Stock in August 1997. A portion of the proceeds was used to repay $35.0 million of indebtedness under a revolving credit facility.

(f) Represents a management fee equal to 1% of revenue payable to Huizenga Holdings, a related party controlled by the Chairman of the Company.

(g) Represents the difference between contracted expenses incurred prior to the acquisition of Boca Resort versus those to be incurred subsequent to the acquisition. Such costs include payment under employment contracts and management agreements.

(h) Represents additional depreciation expense associated with the stepped-up basis of the property and equipment of the acquired companies as well as the amortization of $6,092,000 which represents the excess of purchase price over the fair value of the net assets of Incredible Ice.

(i) Represents the reduction of interest expense associated with the retirement of approximately $65.0 million of indebtedness from the proceeds of the Private Placement and the 6,000,000 share offering, see (e).

(j) Net income (loss) per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the reorganization as if they had been outstanding for the entire period presented, (ii) 4,838,710 shares (of the 7,300,000 shares issued in the Initial Offerings)

                        FLORIDA PANTHERS HOLDINGS, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

    issued to repay the Company's outstanding indebtedness as if they had been outstanding for the period prior to the prior offerings, (iii) 7,300,000 shares issued in connection with the Initial Offerings for the period for which they were actually outstanding, (iv) 8,400,000 shares issued in connection with the exchange agreements (4,450,000 shares for 2301 Ltd. and 3,950,000 shares for Rahn Ltd.) as if they had been outstanding for the entire period presented, (v) 212,766 shares issued in the acquisition of Incredible Ice as if they had been outstanding for the entire period presented, (vi) 2,460,000 shares issued in the Private Placement for the period for which they were actually outstanding, (vii) 34,760 shares issued in the acquisition of Gold Coast as if they had been outstanding for the entire period presented, (viii) 4,514,889 shares issued in connection with the acquisition of Boca Resort as if they had been outstanding for the entire period presented, (ix) 918,174 shares issued in connection with the acquisition of Registry Resort as if they had been outstanding for the entire period presented, (x) 6,000,000 shares issued in a Subsequent Offering as if they had been outstanding for the entire period presented and
    (xi) the dilutive effect of stock options.

(k) A pro forma tax provision has been excluded from the presentation based on the fact that the Company has adequate net operating loss carryforwards to offset pro forma earnings presented.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FLORIDA PANTHERS HOLDINGS, INC.



Date:  October 27, 1997                 By: /s/ WILLIAM M. PIERCE
                                        -------------------------------------
                                                William M. Pierce
                                                Senior Vice President and Chief
                                                Financial Official